UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 1, 2013 (June 25, 2013)

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 25, 2013, the Board of Directors (the “Board”) of GNC Holdings, Inc. (the “Company”) took action to increase the size of the Board from nine directors to eleven directors and elected Alan D. Feldman and Robert F. Moran as new directors to fill the resulting vacancies on the Board, to serve until the Company’s 2014 Annual Meeting of Stockholders.  There are no arrangements or understandings between Mr. Feldman or Mr. Moran and any other person pursuant to which either was elected to the Board, and there are no relationships between Messrs. Feldman or Moran and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.  Mr. Feldman and Mr. Moran each will be compensated for his service as a director in accordance with the Company’s director compensation policy.

A copy of the press release announcing the election of Mr. Feldman and Mr. Moran is attached hereto as Exhibit 99.1 and is incorporated herein by reference in response to this Item 5.02.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Description

99.1	Press Release, dated July 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Dated: July 1, 2013	By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated July 1, 2013